Power of Attorney
Securities and Exchange Commission Filings

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of United Parcel Service, Inc. ("UPS") hereby makes, designates, constitutes and appoints each of Brian Dykes, Jennifer Powers, Michael Hanson, Neil Simon, Ryan Swift and Nimo Khalif, or any of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power and authority to act in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC"):

(i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, all reports, forms and amendments to such reports and forms required to be filed thereunder, including Form 3 Initial Statement of Beneficial Ownership of Securities, Form 4 Statement of Changes of Beneficial Ownership of Securities and Form 5 Annual Statement of Changes in Beneficial
Ownership of Securities;
(ii) any other forms adopted from time to time by the SEC pursuant to Section 16(a) and required to be filed by the undersigned with the SEC; and
(iii) reports, forms, documents, and any amendments to the foregoing, necessary or appropriate to obtain codes and passwords enabling the undersigned to make any such filings.

Each such attorney-in-fact and agent is also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver any and all such other reports, forms and documents, and to take such further lawful actions, as he deems necessary or appropriate in the exercise of any of the rights and powers granted hereunder. The powers and authorities granted herein to each such attorney-in-fact and agent also includes the full right, power and authority to effect necessary or appropriate substitutions or revocations. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of United Parcel Service, Inc.'s securities, unless earlier revoked by the undersigned in a writing delivered to the attorneys-in-fact.

The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action heretofore lawfully taken by either such attorney-in-fact and agent, pursuant to the power and authorities herein granted.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on August 8, 2024.



                                            /s/ William R Johnson
                                           _________________________________
                                                    Signature


                                            William Johnson
                                           _________________________________
                                                   Printed Name